JOINDER AGREEMENT

This JOINDER AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of February 13, 2020 between LAKER ENERGY PRODUCTS LTD., an Ontario corporation (the “New Subsidiary”), and WELLS FARGO BANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BWX TECHNOLOGIES, INC., a Delaware corporation as the Administrative Borrower thereunder, BWXT CANADA LTD., an Ontario corporation as the Canadian Borrower thereunder (the “Canadian Borrower”), the Lenders party thereto, the Administrative Agent, the Swing Line Lender and each L/C Issuer (each as defined therein). All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement or the applicable Loan Document referred to herein.

The Canadian Borrower desires to or is required by Section 6.22 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor”.

Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Guaranteed Parties:

1. The New Subsidiary hereby agrees that by execution of this Agreement it is a Guarantor (as defined in the Canadian Guaranty) under the Canadian Guaranty as if a signatory thereof on the Closing Date, and the New Subsidiary (a) shall comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations set forth in the Canadian Guaranty and (b) hereby makes each representation and warranty of a Guarantor, as set forth in the Canadian Guaranty. The New Subsidiary hereby agrees that (i) each reference to a “Guarantor” or the “Guarantors” in the Canadian Guaranty and the other Loan Documents shall include the New Subsidiary (in each case, other than references solely applicable to a “Domestic Guarantor” or “Domestic Guarantors” (as defined in the Credit Agreement)) and (ii) each reference to the “Canadian Guaranty” as used therein shall mean the Canadian Guaranty as supplemented hereby and as otherwise amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby, jointly and severally together with the other Guarantors, guarantees to the Administrative Agent, for the benefit of the Guaranteed Parties, as provided in the Canadian Guaranty, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2. The New Subsidiary hereby agrees that by execution of this Agreement it is a Grantor (as defined in the Canadian Collateral Agreement) under the Canadian Collateral Agreement as if a signatory thereof on the Closing Date, and the New Subsidiary (a) shall comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations set forth in the Canadian Collateral Agreement and (b) hereby makes each representation and warranty of a Grantor, as set forth in the Canadian Collateral Agreement. The New Subsidiary hereby agrees that (i) each reference to a “Grantor” or the “Grantors” in the

Canadian Collateral Agreement and the other Loan Documents shall include the New Subsidiary, (ii) each reference to the “Canadian Collateral Agreement” as used therein shall mean the Canadian Collateral Agreement as supplemented hereby and as otherwise amended, restated, modified or supplemented as of the date hereof and (iii) each reference to “Collateral” in the Canadian Collateral Agreement and the other Loan Documents shall include all Collateral (as defined in the Canadian Collateral Agreement) of the New Subsidiary (other than any of New Subsidiary’s Excluded Assets (as defined in the Canadian Collateral Agreement)). Without limiting the generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of setoff against, any and all right, title and interest, whether now or hereafter owned or acquired, of the New Subsidiary in and to the Collateral of the New Subsidiary.

3. Attached hereto as Annex A are supplements to Schedules 5.03 and 5.17(b) of the Credit Agreement and each of the Schedules to the Canadian Collateral Agreement to the extent such Schedules have changed or will change after, and as a result of, the execution and delivery hereof (which supplements include, as of the date hereof, all information required to be provided therein with respect to the New Subsidiary).

4. All notices and communications to the New Subsidiary shall be given to the address of the Canadian Borrower set forth in, and otherwise made in accordance with, Section 10.02 of the Credit Agreement.

5. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Guaranteed Parties of the guarantee by the New Subsidiary under the Canadian Guaranty upon the execution of this Agreement by the New Subsidiary.

6. The New Subsidiary hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is deemed a party and (b) it has received a copy of the Credit Agreement and the other Loan Documents and has reviewed and understands the same.

7. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

8. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

LAKER ENERGY PRODUCTS LTD.,
as Guarantor

By: /s/ John MacQuarrie
Name: John MacQuarrie
Title: President

Acknowledged and accepted:

WELLS FARGO BANK, N.A.,
as Administrative Agent

By: /s/ Jonathan D. Beck
Name: Jonathan D. Beck
Title: Vice President

ANNEX A
Supplemental Schedules